Exhibit 10.6
REINSTATEMENT OF AND
FIRST AMENDMENT TO AGREEMENT
FOR PURCHASE AND SALE
WESLEY VILLAGE APARTMENTS

THIS REINSTATEMENT OF AND FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE (this “First Amendment”) is made and entered into as of January 30, 2017 (the “Amendment Effective Date”) by and between KBS LEGACY PARTNERS WESLEY LP, a Delaware limited partnership formerly known as KBS LEGACY PARTNERS WESLEY LLC, a Delaware limited liability company, and KBS LEGACY PARTNERS WESLEY LAND LLC, a Delaware limited liability company (collectively, “Seller”), and BLUEROCK REAL ESTATE, LLC, a Delaware limited liability company (“Buyer”).

WHEREAS, the Buyer and Seller entered into that certain Agreement for Purchase and Sale having an Effective Date of December 29, 2016 (the “Agreement”).

WHEREAS, the Buyer terminated the Agreement by letter from Buyer’s counsel dated as of January 27, 2017 (the “Termination Letter”), which Termination Letter included a demand for the return of the entire Earnest Money Deposit on deposit with the Escrow Agent.

WHEREAS, the Buyer and Seller have mutually agreed to reinstate and amend the Agreement.

NOW, THEREFORE, in consideration of the agreement set forth herein and for TEN and NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree as follow:
1.Reinstatement and Escrow Direction. The Agreement is hereby reinstated, as modified by this First Amendment. The Buyer’s Termination Letter, including the demand for the return of the entire Earnest Money Deposit shall, upon full execution of this First Amendment, be deemed rescinded and the Escrow Agent shall thereupon be bound to hold and disburse the Earnest Money Deposit in accordance with the terms of the Agreement as modified and amended by this First Amendment.
2.Capitalized Terms. All capitalized terms used in this First Amendment but not otherwise defined shall have their same meanings as set forth in the Agreement.
3.Purchase Price. Section 2.2 of the Agreement is hereby amended by reducing the Purchase Price (and amending the definition thereof) to Fifty-Seven Million Six Hundred Fifty Thousand Dollars ($57,650,000.00).
4.Approval Date. Notwithstanding anything contained in the Agreement to the contrary, the Approval Date is hereby extended to 5:00 Pacific Time on February 8, 2017. The extension of the Approval Date to February 8th is to permit Buyer, during such eleven (11) day extension period, to finish its review and due diligence with respect to the current flood zones applicable to the Property and pricing of flood insurance related thereto (together, the “Flood Condition”). Notwithstanding anything in the Agreement to the contrary, the Buyer’s election to terminate at any time on or before the Approval Date as a result of the Flood Condition, which was previously objected to in connection with the Buyer’s notice of Objectionable Title Matters, shall constitute a Full Refund Event.
5.Counterparts. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall be deemed one and the same instrument. Facsimile or electronic signatures on this First Amendment shall be treated as and given full force and effect as original signatures.
6.Entire Agreement. This First Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Except as modified in this First Amendment, all terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms and conditions of the Agreement and this First Amendment, this First Amendment shall govern.
[REMAINDER OF PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the Amendment Effective Date.
SELLER:

KBS LEGACY PARTNERS WESLEY LP, a Delaware limited partnership

BY:	KBS LEGACY PARTNERS WESLEY GP LLC, a Delaware limited liability company, its general partner

By:	KBS Legacy Partners Properties LLC, a Delaware limited liability company, its sole member

By:	KBS Legacy Partners Limited Partnership, a Delaware limited partnership, its sole member

By:	KBS Legacy Partners Apartment REIT, Inc., a Maryland corporation, its sole general partner

By: /s/ Guy K. Hays
Name: Guy K. Hays
Title: Executive Vice President

KBS LEGACY PARTNERS WESLEY LAND LLC, a Delaware limited liability company

By:	KBS Legacy Partners Properties LLC, a Delaware limited liability company, its sole member

By:	KBS Legacy Partners Limited Partnership, a Delaware limited partnership, its sole member

By:	KBS Legacy Partners Apartment REIT, Inc., a Maryland corporation, its sole general partner

By: /s/ Guy K. Hays
Name: Guy K. Hays
Title: Executive Vice President

Signature page – First Amendment to Agreement for Purchase and Sale (Legacy Wesley Village Apartments)

BUYER:
BLUEROCK REAL ESTATE, LLC,
a Delaware limited liability company

By:	/s/ James Babb

Name:	James Babb

Title:	Authorized Signatory

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Signature page – First Amendment to Agreement for Purchase and Sale (Legacy Wesley Village Apartments)